CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-69327 on Form N-6 of our report dated April 22, 2024, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Variable Account C of Union Security Insurance Company appearing on Form N-VPFS, and to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 25, 2024